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                                                                    EXHIBIT 10.3


                      AMENDMENT TO AMERISTAR CASINOS, INC.
                         AMENDED AND RESTATED MANAGEMENT
                           STOCK OPTION INCENTIVE PLAN

        THIS AMENDMENT TO AMERISTAR CASINOS, INC. AMENDED AND RESTATED MANAGEMENT STOCK OPTION INCENTIVE PLAN ("Amendment") is made as of this 5th day of October, 2001.

        WHEREAS, the Board of Directors of Ameristar Casinos, Inc. (the "Company") has determined that it is in the Company's best interests to amend the Company's Amended and Restated Management Stock Option Incentive Plan (the "Plan") so as to allow the Compensation Committee of the Board of Directors to retroactively amend certain terms of options granted to participants in the Plan.

        NOW, THEREFORE, the Plan is hereby amended as follows:

1.      Authority of Compensation Committee to Modify Awards.

        (a) The existing paragraph 3(c) of the Plan is deleted, and the following is inserted as the new paragraph 3(c):

               Subject to the provisions of the Plan, the Committee shall have the authority to construe and interpret the Plan, to define the terms used therein, to determine the time or times an Option may be exercised and the number of shares for which an Option may be exercised at any one time, to amend the terms of any award prospectively or retroactively (provided that no amendment shall impair the rights of the award holder without his or her consent), to prescribe, amend and rescind rules and regulations relating to the Plan, to approve and determine the duration of leaves of absence which may be granted to participants without constituting a termination of their employment for purposes of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. All determinations and interpretations made by the Committee shall be conclusive and binding on all Optionees and on their guardians, legal representatives and beneficiaries.

        (b) The existing first sentence of paragraph 8(a) of the Plan is deleted, and the following is inserted as the new first sentence of paragraph 8(a):

               An Option shall vest and become exercisable from time to time in installments or otherwise in accordance with such schedule and upon such other terms and conditions as the Committee shall in its discretion determine.


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        2.     General. Except as modified in this Amendment, the Plan remains in full force and effect. The headings used in this Amendment are for convenience purposes only and should not be read to limit or alter provisions of this Amendment.




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